Exhibit 10.3
FIRST AMENDMENT TO THE
QUANEX CORPORATION 401(k) SAVINGS PLAN
THIS AGREEMENT by Quanex Corporation, a Delaware corporation (the “Sponsor”),
W I T N E S S E T H:
WHEREAS, the Sponsor maintains the Quanex Corporation 401(k) Savings Plan, as amended and restated effective January 1, 2005 (the “Plan”);
WHEREAS, pursuant to Section 13.01 of the Plan, the Sponsor has the right to amend the Plan; and
WHEREAS, the Sponsor has determined to amend the Plan;
NOW, THEREFORE, the Sponsor agrees that, effective August 1, 2006, the Plan is amended as set forth below:
1. Section 1.06 of the Plan shall be amended and restated to provide as follows:
1.06 “Benefit Payment Date” means the date on which the Trustee disburses the cash lump sum.
2. Sections 1.06 and 1.08 of the Plan, the definitions for “Benefit Payment Date” and “Beneficiary or Beneficiaries,” shall be renumbered as Sections 1.08 and 1.06 respectively.
3. Sections 1.27, 1.42, 1.43 and 1.56 of the Plan, the definitions for “Entry Date,” “QJSA,” “QPSA” and “Temroc Plan,” respectively, shall be deleted in their entirety and the remaining Sections in Article I shall be renumbered accordingly.
4. Section 1.13 of the Plan shall be completely amended and restated to provide as follows:
1.13 “Committee” means the committee appointed by the Sponsor to administer the Plan, and, as applicable, the individual or entity to which the Committee has delegated its duties.
5. Section 1.22 of the Plan shall be completely amended and restated to provide as follows:
1.22 “Eligible Employee” means an Employee who is employed by the Sponsor at its plant in Lincolnshire, Illinois, or primarily in connection with its Nichols Aluminum or HOMESHIELD division. Effective July 1, 1999, “Eligible Employee” also means an Employee who is employed by Nichols Aluminum Alabama, Inc., a Delaware corporation. Effective June 1, 2000, “Eligible Employee” also means an Employee who is employed by Imperial Products, Inc., a Delaware corporation. Effective February 13, 2002, “Eligible Employee” also means an Employee who is employed by Colonial Craft, Inc., a Delaware corporation.
6. Section 1.22 of the Plan shall be completely amended and restated to provide as follows:
1.22 “Employer” or “Employers” means the Sponsor, Nichols Aluminum-Alabama, Inc., a Delaware corporation (previously named Decatur Aluminum Corp.), a Delaware corporation, Imperial Products, Inc., a Delaware corporation, Colonial Craft, Inc., a Delaware corporation and any other business organization that adopts the Plan.
7. Section 1.55 of the Plan, renumbered as Section 1.52 in accordance with paragraph 2 above, shall be completely amended and restated to provide as follows:
1.52 “Spouse” means the person to whom the Participant or former Participant is married under applicable local law. In addition, to the extent provided in a Qualified Domestic Relations Order, a surviving former spouse of a Participant or former Participant will be treated as the Spouse of the Participant or former Participant, and to the same extent any current spouse of the Participant or former Participant will not be treated as a Spouse of the Participant or former Participant. A former Spouse to whom all or a portion of a Participant’s or former Participant’s Plan benefit is payable under a Qualified Domestic Order shall, to that extent, be treated as a Spouse or surviving Spouse regardless of whether the Qualified Domestic Relations Order specifically provides that the former Spouse is to be treated as the Spouse for purposes of Sections 401(a)(11) and 417 of the Code.
8. Section 2.01 of the Plan shall be completely amended and restated to provide as follows:
2.01 Eligibility Requirements. Except as specified below, each Eligible Employee who is employed by an Employer shall be eligible to participate in the Plan for purposes of Salary Deferral Contributions, Catch-Up Salary Deferral Contributions and Rollover Contributions to the Plan, in each case, on the date on which he completes an Hour of Service. However, unless the Employee is employed by the Sponsor at its plant in Lincolnshire, Illinois, an Employee who is included in a unit of Employees covered by a collective bargaining agreement between the Employees’ representative and the Employer is not eligible to participate in the Plan if there has been good faith bargaining between the Employer and the Employees’ representative pertaining to retirement benefits and the agreement does not require the Employer to include such Employees in the Plan. In addition, a Leased Employee shall not be eligible to participate in the Plan unless the Plan’s qualified status is dependent upon coverage of the Leased Employee. An Employee who is a nonresident alien (within the meaning of section 7701(b) of the Code) and receives no earned income (within the meaning of section 911(d)(2) of the Code) from any Affiliated Employer that constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code) is not eligible to participate in the Plan. An Employee who is a nonresident alien (within the meaning of section 7701(b) of the Code) and who does receive earned income (within the meaning of section 911(d)(2) of the Code) from any Affiliated Employer that constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code) all of which is exempt from United States income tax under an applicable tax convention is not eligible to participate in the Plan. During any period in which an individual is classified by an Employer as an independent contractor with respect to such Employer, the individual is not eligible to participate in the Plan (even if he is subsequently reclassified by the Internal Revenue Service as a common law employee of the Employer and the Employer acquiesces to the reclassification). During any period in which an individual is classified by an Employer as an intern or student with respect to such Employer, the individual is not eligible to participate in the Plan. Finally, an Employee who is employed outside the United States is not eligible to participate in the Plan unless the Committee elects to permit him to participate in the Plan.
9. Section 2.02 of the Plan shall be completely amended and restated to provide as follows:
2.02 Participation for Purposes of Matching Contributions and Supplemental Contributions. An Employee who satisfies the eligibility requirements specified in Section 2.01 shall be eligible to participate in the Plan for all purposes relating to Matching Contributions and Supplemental Contributions on the date on which he completes on year of Active Service
10. Section 2.03 of the Plan shall be completely amended and restated to provide as follows:
2.03 Eligibility Upon Reemployment. If an Employee incurs a Separation From Service prior to the date he initially begins participating in the Plan, he shall be eligible to begin participation in the Plan on the first date on which he performs an Hour of Service after he incurs a Separation From Service. Subject to Section 2.04, once an Employee becomes a Participant, his eligibility to participate in the Plan shall continue until he Severs Service.
11. Sections 3.03, 3.04, 3.05 and 3.06 of the Plan shall be completely amended and restated to provide as follows:
3.03 Matching Contributions. Except with respect to Employees who are included in a unit of employees covered by a collective bargaining agreement between the Employers’ representative and the Sponsor and are employed at the Sponsor’s plant in Lincolnshire, Illinois, each Employer will make a Matching Contribution on behalf of each of its Employees who is a Participant in an amount equal to 50 percent of the first five percent of such Participant’s Considered Compensation contributed to the Plan pursuant to such Participant’s Salary Deferral Contributions and Catch-up Salary Deferral Contributions.

3.04 Supplemental Contributions for Hourly Employees Other Than Employees of Nichols Aluminum-Alabama, Inc., Imperial Products, Inc. and Colonial Craft, Inc. Each Employer other than Nichols Aluminum-Alabama, Inc., Imperial Products, Inc. and Colonial Craft, Inc. may contribute for an Allocation Period a Supplemental Contribution to be allocated among Employees who receive hourly remuneration and are eligible to participate in the Plan in such amount, if any, as shall be determined by the Employer. The rate of the Supplemental Contribution need not be uniform among all divisions of the Employer. Unless the Employer determines otherwise by a resolution of its board of directors, the Employer shall not make a Supplemental Contribution to the Plan for an Allocation Period on behalf of its Employees who are compensated on an hourly basis and are eligible to participate in the Plan unless during the fiscal year of the Sponsor immediately preceding the Allocation Period the Sponsor had positive Earnings Before Interest and Taxes.
3..05 Supplemental Contributions for Salaried Employees Other Than Employees of Nichols Aluminum-Alabama, Inc., Imperial Products, Inc. and Colonial Craft, Inc. If during the fiscal year of the Sponsor immediately preceding an Allocation Period the Sponsor had positive Earnings Before Interest and Taxes, each Employer other than Nichols Aluminum-Alabama, Inc., Imperial Products, Inc. and Colonial Craft, Inc. shall contribute for such Allocation Period on behalf of its Employees who are compensated on a salaried basis and are eligible to participate in the Plan an amount equal to 6 1/2 percent of such Participants or former Participants’ Considered Compensation for the Allocation Period.
3.06 Supplemental Contributions for Employees of Nichols Aluminum-Alabama, Inc., Imperial Products, Inc. and Colonial Craft, Inc. Notwithstanding Sections 3.04 or 3.05, Nichols Aluminum-Alabama, Inc., Imperial Products, Inc. and Colonial Craft, Inc. may contribute for an Allocation Period a Supplemental Contribution to be allocated among its Employees who are Participants in such amount, if any, as shall be determined by it.
12. Section 4.01 of the Plan shall be amended and restated to provide as follows:
4.01 Information Statements from Employer. Upon request by the Committee, the Employer shall provide the Committee with a schedule setting forth the amount of its Salary Deferral Contribution, Catch-Up Salary Deferral Contribution, Supplemental Contribution, QNEC, and restoration contribution; the names of its Participants, the number of years of Active Service of each of its Participants, the amount of Considered Compensation and Annual Compensation paid to each Participant, and the amount of Considered Compensation and Annual Compensation paid to all its Participants. Such schedules shall be conclusive evidence of such facts.

13. The last sentence of Section 4.05 of the Plan shall be amended and restated to provide as follows:
This Section 4.05 shall not apply to Participants or former Participants who are not entitled to Supplemental Contributions under the Plan.
14. Section 5.03 of the Plan shall be amended and restated to provide as follows:
5.03 Form and Method of Distribution. Any distribution under the Plan shall be made in the form of (1) a single lump sum cash payment or (b) as a Direct Rollover as provided in Section 5.05.
15. Sections 5.04, 5.08 and 5.09 of the Plan shall be deleted in their entireties and the remaining Section in Article V shall be renumbered accordingly.
16. Section 5.05 of the Plan, renumbered as Section 5.04 in accordance with paragraph 15 above, shall be completely amended and restated to provide as follows:
17. Section 5.05 of the Plan, renumbered as Section 5.04 in accordance with paragraph 15 above, shall be completely amended and restated to provide as follows:
5.04 Immediate Payment of Small Amount Upon Separation From Service. Effective as of March 28, 2005, each Participant or former Participant whose Nonforfeitable Interest in his Account balance at the time of a distribution to him on account of his Separation From Service is, in the aggregate, less than or equal to $1,000.00, shall be paid in the form of an immediate single sum cash payment and/or as a Direct Rollover, as elected by him under Section 5.05. However, if a Distributee who is subject to this Section 5.04 does not furnish instructions in accordance with Plan procedures to directly roll over his Plan benefit within 45 days after he becomes eligible for such distribution, he will be deemed to have elected to receive an immediate lump sum cash distribution of his entire Plan benefit. If a Participant’s or former Participant’s Nonforfeitable Interest in his Account balance payable upon his Separation From Service is zero (because he has no Nonforfeitable Interest in his Account balance), he will be deemed to have elected and to have received an immediate distribution of his entire Nonforfeitable Interest in his Account balance.
18. Section 5.07 of the Plan, renumbered as Section 5.06 in accordance with paragraph 15 above, shall be completely amended and restated to provide as follows:
5.06 Consent to Distribution. Notwithstanding any other provision of the Plan, no benefit shall be distributed or commence to be distributed to a Participant or former Participant prior to his attainment of the later of age 62 or Retirement Age without his consent, unless the benefit is payable immediately under Section 5.04. Any such consent shall be valid only if given not more than 90 days prior to the Participant’s or former Participant’s Benefit Payment Date and after his receipt of the notice regarding benefits described in Section 5.07(a).
19. Section 5.10 of the Plan, renumbered as Section 5.07 in accordance with paragraph 15 above, shall be completely amended and restated to provide as follows:

5.07 Information Provided to Participants and Former Participants. Information regarding the form of benefits available under the Plan shall be provided to Participants or former Participants in accordance with the following provisions:
(a) General Information. The Sponsor shall provide each Participant or former Participant with a written general explanation of the Participant’s or former Participant’s right, if any, to defer receipt of the distribution.
(b) Time for Giving Notice. The written general explanation or description regarding any optional forms of benefit available under the Plan shall be provided to a Participant or former Participant no less than 30 days and no more than 90 days before his Benefit Payment Date unless he legally waives this requirement.
20. Section 5.12 of the Plan, renumbered as Section 5.08 in accordance with paragraph 7 above, shall be completely amended and restated to provide as follows:
(a) 5.08 Required Distributions. Notwithstanding any other provision of the Plan, all benefits payable under the Plan shall be distributed, or commence to be distributed, in compliance with the following provisions:
(b) Required Distributions for Certain Persons Who are 70 1/2 or Older. Unless a Participant’s or former Participant’s entire Nonforfeitable Interest in his Plan benefit is distributed to him in a single sum no later than his Required Beginning Date or in the form of an annuity purchased from an insurance company, the Participant’s or former Participant’s Nonforfeitable Interest in his Plan benefit must begin to be distributed, not later than his Required Beginning Date, over the life of the Participant or former Participant, or the joint lives of the Participant or former Participant and his Section 401(a)(9) Beneficiary, or over a period not extending beyond the life expectancy of the Participant or former Participant or the joint and last survivor expectancy of the Participant or former Participant and his Section 401(a)(9) Beneficiary. The distribution required to be made on or before the Participant’s or former Participant’s Required Beginning Date shall be the distribution required for his first Distribution Calendar Year. The minimum required distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s or former Participant’s Required Beginning Date occurs must be made on or before December 31 of that Distribution Calendar Year. In the case of a benefit payable in a form other than a single sum or an annuity purchased from an insurance company, the amount that must be distributed for a Distribution Calendar Year is an amount equal to the amount specified in Paragraph (b) of this Section 5.08.
(c) Required Minimum Distributions. If a Participant’s or former Participant’s Required Beginning Date is before the date on which he incurs a Separation From Service, the Participant or former Participant

(if he is then alive) must be paid either the entire amount credited to his Account or annual distributions from the Plan in the amounts required under section 401(a)(9) of the Code and Regulations thereunder commencing no later than his Required Beginning Date until his entire interest under the Plan has been distributed under this Article V. The distribution required to be made on or before the Participant’s or former Participant’s Required Beginning Date shall be the distribution required for his first Distribution Calendar Year. The minimum required distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s or former Participant’s Required Beginning Date occurs must be made on or before December 31 of that Distribution Calendar Year. The amount that must be distributed for a Distribution Calendar Year is an amount equal to (1) the Participant’s or former Participant’s Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year, increased by any contributions or forfeitures allocated and made to the Account during such immediately preceding calendar year after the Valuation Date, and decreased by distributions made during such immediately preceding calendar year after the Valuation Date, divided by (2) the Participant’s or former Participant’s Applicable Distribution Period.
(d) Distribution Deadline for Death Benefit When Participant or Former Participant Dies Before His Distributions Begin. If a Participant or former Participant dies before the date distribution of his Nonforfeitable Interest in his Plan benefit begins, his entire Nonforfeitable Interest in his Plan benefit will be distributed, or begin to be distributed, to his Section 401(a)(9) Beneficiary no later than as follows:
(e) If the Participant’s or former Participant’s surviving Spouse is the Participant’s or former Participant’s sole Section 401(a)(9) Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant or former Participant died, or by December 31 of the calendar year in which the Participant or former Participant would have attained age 70 1/2 , if later.
(f) If the Participant’s or former Participant’s surviving Spouse is not the Participant’s or former Participant’s sole Section 401(a)(9) Beneficiary and the payment of Plan death benefits to the Section 401(a)(9) Beneficiary will not be in the form of a single sum, then distributions to the Section 401(a)(9) Beneficiary will begin by December

31 of the calendar year immediately following the calendar year in which the Participant or former Participant died.
(g) If the Participant’s or former Participant’s surviving Spouse is the Participant’s or former Participant’s sole Section 401(a)(9) Beneficiary, and the payment of a Plan death benefit to the Section 401(a)(9) Beneficiary will be in the form of a single sum, then the Participant’s or former Participant’s entire Nonforfeitable Interest in his Plan benefit will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s or former Participant’s death.
(h) If there is no Section 401(a)(9) Beneficiary as of September 30 of the calendar year following the calendar year of the Participant’s or former Participant’s death, then the Participant’s or former Participant’s entire Nonforfeitable Interest in his Plan benefit will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s or former Participant’s death.
(i) If the Participant’s or former Participant’s surviving Spouse is the Participant’s or former Participant’s sole Section 401(a)(9) Beneficiary and the surviving Spouse dies after the Participant or former Participant but before distributions to the surviving Spouse begin, this Section 5.08(e), other than Section 5.08(e)(1), will apply as if the surviving Spouse were the Participant.
(j) Unless the Participant’s or former Participant’s interest is distributed in the form of an annuity or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Paragraph (b) of this Section 5.08.
(k) Distribution of Death Benefit When Participant or Former Participant Dies On or After His Required Beginning Date. If a Participant or former Participant dies on or after his Required Beginning Date, his Plan benefit must be distributed to his Section 401(a)(9) Beneficiary at least as rapidly as the method of payment of minimum required distributions being used as of the date of his death.
(l) Limitations on Death Benefits. Benefits payable under the Plan shall not be provided in any form that would cause a Participant’s or former Participant’s death benefit to be more than incidental. Any distribution required to satisfy the incidental benefit requirement shall be considered a required distribution for purposes of section 401(a)(9) of the Code.
(m) Compliance with Section 401(a)(9). All distributions under the Plan will be made in accordance with the requirements of section 401(a)(9) of the Code and all Regulations promulgated thereunder,

including, effective January 1, 2003, the Final Section 401(a)(9) Regulations, including sections 1.401(a)(9)-1 through 1.401(a)(9)-9 of the Final Section 401(a)(9) Regulations. The provisions of the Plan reflecting section 401(a)(9) of the Code override any distribution options in the Plan inconsistent with section 401(a)(9) of the Code.
(n) Compliance with Section 401(a)(14). Unless the Participant or former Participant otherwise elects, the payment of benefits under the Plan to the Participant or former Participant will begin not later than the 60th day after the close of the Plan Year in which occurs the latest of (a) the date on which the Participant or former Participant attains the later of age 62 or Retirement Age, (b) the tenth anniversary of the year in which the Participant or former Participant commenced participation in the Plan, or (c) the Participant’s or former Participant’s Separation From Service.
21. Subsection 5.16(c) of the Plan, renumbered as Subsection 5.12(c), in accordance with paragraph 15 above, shall be completely amended and restated to provide as follows:
(c) This Section 5.12 does not apply in connection with determinations as to whether a Participant or former Participant has incurred a Disability. Rather, such determinations shall be subject to the procedures specified in Section 5.13.
22. Subsection (e) of Section 6.01 of the Plan shall be deleted in its entirety and subsection (f) of Section 6.01 shall be renumbered as subsection (e) of Section 6.01.
23. Section 6.03 of the Plan is hereby amended and restated to provide as follows:
6.03 Form and Method of Payment. Any distribution made pursuant to this Article VI, will be paid in the form of a single lump sum cash payment.
24. Sections 6.04 and 6.05 of the Plan shall be deleted in their entireties.
25. Article VII of the Plan is hereby amended and restated to provide as follows:
ARTICLE VII
LOANS
(a) Except as specified below, the Committee may direct the Trustees to make loans to Participants (and Beneficiaries who are “parties in interest” within the meaning of ERISA) who have Nonforfeitable Interests in their Account balances. The Committee will be responsible for administering the Plan loan program. All loans will comply with the following requirements:
(b) All loans will be made solely from the Participant’s or Beneficiary’s Account.

(c) Loans will be available on a nondiscriminatory basis to all Beneficiaries who are “parties in interest” within the meaning of ERISA, and to all Participants.
(d) Loans will not be made for less than $1,000.00.
(e) The maximum amount of a loan may not exceed the lesser of (A)
$50,000.00 reduced by the person’s highest outstanding loan balance from the Plan during the preceding one-year period, or (B) one-half of the person’s Nonforfeitable Interest in his Account balance under the Plan determined as of the date on which the loan is approved by the Committee.
(f) Any loan from the Plan will be evidenced by a note or notes (signed by the person applying for the loan in accordance with procedures established by the Committee) having such maturity, bearing such rate of interest, and containing such other terms as the Committee will require by uniform and nondiscriminatory rules consistent with this Article and proper lending practices.
(g) All loans will bear a reasonable rate of interest which will be established by the Committee. In determining the proper rate of interest to be charged, at the time any loan is made or renewed, the Committee will contact at least two of the largest banks in the geographic location in which the Participant or Beneficiary resides to determine what interest rate the banks would charge for a similar loan taking into account the collateral offered.
(h) Each loan will be fully secured by a pledge of the borrowing person’s Nonforfeitable Interest in his Account balance. No more than 50 percent of the person’s Nonforfeitable Interest in his Account balance (determined immediately after the origination of the loan) will be considered as security for any loan.
(i) The term of the loan will not be less than 18 months. Generally, the term of the loan will not be more than five years. The Committee may agree to a longer term (but not more than seven years) only if such term is otherwise reasonable and the proceeds of the loan are to be used to acquire a dwelling which will be used within a reasonable time (determined at the time the loan is made) as the principal residence of the borrowing person.
(j) The terms of each Plan loan agreement will require substantially level amortization of the loan (with payments not less frequently than quarterly) over the term of the loan. However, the level amortization requirement will not apply for a period, not longer than one year (or such longer period as may apply under the Uniformed Services Employment and Reemployment Rights Act of 1994) that an eligible borrower is on a bona fide leave of absence, either without pay from the District or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments required under the terms of the loan. However, the loan (including interest that accrues during the leave of absence) must be repaid by the five-year loan maturity deadline specified in paragraph (h) above (unless the loan was a home loan described in paragraph (h) above), and the amount of the installments due after the leave ends (or, if earlier, after the first anniversary of the leave or such longer period as may apply under the Uniformed Services Employment and Reemployment Rights Act of 1994) must not be less than the amount required under the terms of the original loan.

(k) Except with respect to a former Employee as provided in subsection (l) herein, a Participant’s loan agreement will require that loan repayments be made through payroll deductions.
(l) If a person fails to make a required payment within 30 days of the due date set forth in the loan agreement, the loan will be in default.
(m) If a Participant or former Participant has an outstanding loan from the Plan at the time of his Separation From Service, the Participant or former Participant will have the right to elect to continue to repay the loan in accordance with its terms; provided that if such an election is made such election shall be irrevocable and the Participant shall not be eligible to receive a distribution from the Plan until he has fully repaid the loan. If the Participant or former Participant does not elect to continue to repay the loan in accordance with its terms, the outstanding loan principal balance and any accrued but unpaid interest will become immediately due in full. The Participant or former Participant will have the right to immediately pay the Trustee that amount. If the Participant or former Participant fails to repay the loan, the Trustee will foreclose on the loan and the Participant will be deemed to have received a Plan distribution of the amount foreclosed upon. The Trustee will not foreclose upon a Participant’s or former Participant’s Salary Deferral Contribution Account or Catch-up Salary Deferral Contributions Account until the Participant’s Separation From Service.
(n) If a Beneficiary defaults on his loan, the Trustee will foreclose on the loan and the Beneficiary will be deemed to have received a Plan distribution of the amount foreclosed upon.
(o) No amount that is pledged as collateral for a Plan loan to a Participant will be available for withdrawal before he has fully repaid his loan.
(p) All interest payments made pursuant to the terms of the loan agreement will be credited to the borrowing person’s Account and will not be considered as general earnings of the Trust Fund to be allocated to other Participants.
26. The first paragraph of Article VIII shall be amended and restated in its entirety to provide as follows:
A Participant or former Participant has a fully Nonforfeitable Interest in his entire Account balance when he (a) incurs a Disability on or prior to the date of his Separation From Service, (b) attains his Normal Retirement Age on or prior to the date of his Separation From Service, or (c) incurs a Separation From Service due to death. A Participant or former Participant shall at all times have a fully Nonforfeitable Interest in amounts credited to his Salary Deferral Contribution Account, his Catch-up Salary Deferral Contribution Account, his QNEC Account, and his Rollover Account. A Participant or former Participant shall have a Nonforfeitable Interest in the following percentage of amounts credited to his Matching Contribution Account and his Supplemental Contribution Account:

27. Section 9.04 of the Plan shall be deleted in its entirety.
28. Section 10.07 of the Plan shall be amended and restated in its entirety to provide as follows:
10.07 Credit for Service With Other Employers. For purposes of determining an Employee’s Active Service for eligibility to participate and vesting, his service with Alumi-Brite Corporation, an Illinois corporation, Fruehauf Trailer Corporation, a Delaware corporation, Decatur Aluminum Holdings Corp., a Delaware corporation, (and wholly-owned subsidiaries of Decatur Aluminum Holdings Corp.), Imperial Products, Inc., a Delaware corporation, Alcoa, Inc., a Pennsylvania corporation, Golden Aluminum Company, while owned by ACX Technologies, Inc. or Crown, Cork & Seal Company, Inc., and Temroc Metals, Inc., prior to its sale by the Sponsor, will be counted as Active Service under the Plan.
29. Sections 10.08, 10.09, 10.10, 10.11 and 10.12 of the Plan shall be deleted in their entireties, and Section 10.13 shall be renumbered as Section 10.08.
30. Section 14.08 of the Plan shall be amended and restated in its entirety to provide as follows:
14.08 Limitations on Legal Actions. No person may bring an action pertaining to the Plan or Trust until he has exhausted his administrative claims and appeal remedies identified in section 5.13. Further, no person may bring an action pertaining to a claim for benefits under the Plan or the Trust following 180 days after the Committee’s final denial of his claim for benefits.
31. Section 14.09 of the Plan shall be deleted in its entirety and the remaining Sections of Article XIV shall be renumbered accordingly.
32. Section 14.11 of the Plan, renumbered as Section 14.10 in accordance with paragraph 31 above, shall be amended and restated in its entirety to provide as follows:
     14.11 Special Provisions Applicable to Nichols Aluminum-Golden, Inc. Employees.
(a) Cessation of Participation. Upon the closing of the sale by the Sponsor of the stock of Nichols Aluminum-Golden, Inc., (the “NAG Sale”), an individual who is employed by Nichols Aluminum-Golden, Inc. shall cease to be eligible to participate in the Plan.
(b) Sale is Distribution Event. An individual who continues to be employed by Nichols Aluminum-Golden, Inc. following the NAG Sale shall be deemed to have incurred a “Separation From Service” for all purposes under the Plan.
(c) Vesting. Notwithstanding any other provision of the Plan to the contrary, an individual who continues to be employed by Nichols

Aluminum-Golden, Inc. immediately following the NAG Sale shall have a fully Nonforfeitable Interest in his Account balance upon the Sale.
(d)` Loans. Notwithstanding any other provision of the Plan to the contrary, an individual who on the date of the NAG Sale (i) has an outstanding loan from the Plan and (ii) is deemed to incur a Separation From Service as a result of the Sale, will be allowed to repay to the Trustee the outstanding loan principal balance and any accrued but unpaid interest over the remaining term of the loan in accordance with the amortization schedule provided in his loan agreement as if he had not incurred a Separation From Service. The individual’s loan repayments will not be required to be made on a payroll deduction basis; but rather may be made utilizing a loan coupon procedure established by the Committee.
33. Subsection (i) of Section C.2 of Appendix C to the Plan shall be deleted in its entirety and subsections (g) and (h) of Section C.2 of Appendix C to the Plan are hereby amended in their entireties to provide as follows:
(g) to direct and instruct or to appoint an investment manager or managers which would have the power to direct and instruct the Trustee in all matters relating to the preservation, investment, reinvestment, management, and disposition of the Trust assets; provided, however, that the Committee shall have no authority that would prevent the Trustee from being an “agent independent of the issuer,” as that term is defined in Rule 10b-18 promulgated under the Securities Exchange Act of 1934, at any time that the Trustee’s failure to maintain such status would result in the Sponsor or any other person engaging in a “manipulative or deceptive device or contrivance” under the provisions of Rule 10b-6 of such Act; and
(h) to direct and instruct the Trustee in all matters relating to the payment of Plan benefits and to determine a Participant’s or former Participant’s entitlement to a benefit should he appeal a denial of his claim for a benefit or any portion thereof.
34. Sections C.3, C.4, C.5, C.6, C.7, C.8, C.9, C.10, C.11, C.12, C.13, C.14, C.15, C.16 of Appendix C to the Plan are hereby renumbered as Sections C.4, C.5, C.6, C.7, C.8, C.9, C.10, C.11, C.12, C.13, C.14, C.15, C.16 and C.17, respectively, and a new Section C.3 is hereby added to Appedix C to the Plan to provide as follows:
C.3 Delegation. The Committee shall have the power to delegate any of its duties under the Plan, including, but not limited to, its clerical or recordation duties, claims adjudication responsibilities and loan administrative duties, as it may deem necessary or advisable for the proper and efficient administration of the Plan. The Committee shall periodically review the performance of any person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Committee or by a qualified person specifically designated by the Committee, through day-to-day conduct and evaluation, or through other appropriate ways.
35. Appendix E to the Plan shall be deleted in its entirety.
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IN WITNESS WHEREOF, the Sponsor has caused this Agreement to be executed on the 26th day of July, 2006.

QUANEX CORPORATION
By:	/s/ Kevin P. Delaney
Title:	Senior Vice President — General Counsel and Secretary